Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Announces Second Quarter 2021 Results

●	Second quarter 2021 revenue of $949.0 million, and net income of $61.0 million, or $2.27 per diluted share. On a non-GAAP[1] basis, second quarter 2021 net income of $53.1 million, or $1.97 per diluted share.
●	Highest quarterly revenue and operating income in ArcBest’s history.

FORT SMITH, Arkansas, August 2, 2021 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported second quarter 2021 revenue of $949.0 million compared to second quarter 2020 revenue of $627.4 million.  ArcBest’s second quarter 2021 operating income was $74.3 million and net income was $61.0 million, or $2.27 per diluted share compared to second quarter 2020 operating income of $20.4 million and net income of $15.9 million, or $0.61 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP operating income was $74.8 million in second quarter 2021 compared to second quarter 2020 operating income of $25.1 million.  On a non-GAAP basis, net income was $53.1 million, or $1.97 per diluted share in second quarter 2021 compared to second quarter 2020 net income of $17.6 million, or $0.67 per diluted share.

“We’re very pleased to report record results for the second consecutive quarter,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “Our strong results for the first half of 2021 reflect our tireless execution in a period of extremely tight capacity and high demand. We put the customer at the center of everything we do, and we’re seeing our approach pay off as we work alongside shippers and capacity providers to solve their complex challenges.”

1.	U.S. Generally Accepted Accounting Principles

Second Quarter Results of Operations Comparisons

Asset-Based

Second Quarter 2021 Versus Second Quarter 2020

●	Revenue of $652.8 million compared to $460.1 million, a per-day increase of 41.9 percent.
●	Total tonnage per day increase of 22.7 percent, with double-digit percentage increases in both LTL-rated tonnage and TL-rated spot shipment tonnage moving in the Asset-Based network.
●	Total shipments per day increase of 13.5 percent including a 13.7 percent increase in LTL-rated shipments per day and an increase of 10.8 percent in LTL-rated weight per shipment.
●	Total billed revenue per hundredweight increased 15.4 percent and was positively impacted by higher fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the mid-single digits.
●	Operating income of $63.9 million and an operating ratio of 90.2 percent compared to the prior year quarter operating income of $21.0 million and an operating ratio of 95.4 percent. On a non-GAAP basis, operating income of $71.4 million and an operating ratio of 89.0 percent compared to the prior year quarter operating income of $25.8 million and an operating ratio of 94.4 percent.

ArcBest’s Asset-Based business continued to benefit from increasing customer demand and a solid pricing environment that contributed to record-setting revenue and profits.  This quarter’s results compared favorably to the second quarter of 2020 which was significantly impacted by the COVID-19 pandemic.  Considering the strength of business from core customers, along with unseasonable demand for household goods moving services which was earlier in the year than normal, Asset-Based shipment mix was managed for customer service levels, while optimizing revenue.  In response to the need for increased use of local and linehaul purchased transportation to supplement the Asset-Based network and meet customers’ needs, second quarter hiring initiatives were successful and should produce future benefits.

Asset-Light‡

Second Quarter 2021 Versus Second Quarter 2020

●	Revenue of $330.3 million compared to $197.9 million, a per-day increase of 66.9 percent.
●	Operating income of $16.3 million compared to the prior year quarter operating income of $2.1 million. Operating income includes a $6.9 million gain on the sale of the labor services portion of the Asset-Light moving business. Non-GAAP operating income, as detailed in the attached reconciliation tables, excludes the gain on the sale of the moving services subsidiary and totaled $9.3 million in second quarter 2021.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $19.0 million compared to the prior year quarter Adjusted EBITDA of $4.9 million, as detailed in the attached reconciliation tables.

Solid customer demand and higher market rates resulting from continued tightness in available truckload capacity translated into strong second quarter revenue growth in the ArcBest segment. The increased need for expedite service and managed logistics solutions, along with new account growth, contributed to higher shipment levels and profitability.  The operating income improvement reflects higher revenue, partially offset by investments in technology and personnel associated with shipment growth. ArcBest continued to benefit from strong relationships with carrier partners to meet customers’ needs in a tight market.

An increase in revenue per event combined with an increase in total events contributed to total revenue and profitability growth for FleetNet.

Closing Comments

“We are experiencing a strong start to 2021 and I’m proud of the work our leaders and employees are doing on behalf of our customers as their businesses normalize,” McReynolds said. “Providing assured capacity is a shared mindset of employees across our organization.”

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2021 second quarter results.  The call will be today, Monday, August 2, at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 926-9871. Following the call, a recorded playback will be available through the end of the day on September 15, 2021. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21995988. The conference call and playback can also be accessed, through September 15, 2021, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this press release concerning results for the three months ended June 30, 2021 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: widespread outbreak of an illness or disease, including the COVID-19 pandemic and its effects, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; maintaining our corporate reputation and intellectual property rights; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$948,973	$627,370	$1,778,186	$1,328,769

OPERATING EXPENSES	874,674	606,945	1,671,696	1,300,525

OPERATING INCOME	74,299	20,425	106,490	28,244

OTHER INCOME (COSTS)
Interest and dividend income	322	991	714	2,366
Interest and other related financing costs	(2,274)	(3,378)	(4,702)	(6,325)
Other, net	1,111	2,696	2,303	(1,166)
	(841)	309	(1,685)	(5,125)

INCOME BEFORE INCOME TAXES	73,458	20,734	104,805	23,119

INCOME TAX PROVISION	12,477	4,854	20,463	5,337

NET INCOME	$60,981	$15,880	$84,342	$17,782

EARNINGS PER COMMON SHARE
Basic	$2.38	$0.62	$3.30	$0.70
Diluted	$2.27	$0.61	$3.13	$0.68

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,586,353	25,463,559	25,522,453	25,468,624
Diluted	26,910,796	26,217,957	26,926,133	26,252,486

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.16	$0.16

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2021	2020
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$362,619	$303,954
Short-term investments	59,967	65,408
Accounts receivable, less allowances (2021 - $7,396; 2020 - $7,851)	360,498	320,870
Other accounts receivable, less allowances (2021 - $667; 2020 - $660)	13,284	14,343
Prepaid expenses	36,355	37,774
Prepaid and refundable income taxes	5,871	11,397
Other	4,937	4,422
TOTAL CURRENT ASSETS	843,531	758,168

PROPERTY, PLANT AND EQUIPMENT
Land and structures	345,829	342,178
Revenue equipment	933,264	916,760
Service, office, and other equipment	239,462	233,810
Software	170,528	163,193
Leasehold improvements	15,835	15,156
	1,704,918	1,671,097
Less allowances for depreciation and amortization	1,038,974	992,407
	665,944	678,690

GOODWILL	86,368	88,320
INTANGIBLE ASSETS, NET	53,084	54,981
OPERATING RIGHT-OF-USE ASSETS	109,860	115,195
DEFERRED INCOME TAXES	6,419	6,158
OTHER LONG-TERM ASSETS	76,267	77,496
	$1,841,473	$1,779,008

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$204,124	$170,898
Income taxes payable	7,357	316
Accrued expenses	260,185	246,746
Current portion of long-term debt	66,644	67,105
Current portion of operating lease liabilities	21,950	21,482
TOTAL CURRENT LIABILITIES	560,260	506,547

LONG-TERM DEBT, less current portion	171,075	217,119
OPERATING LEASE LIABILITIES, less current portion	92,811	97,839
POSTRETIREMENT LIABILITIES, less current portion	18,514	18,555
OTHER LONG-TERM LIABILITIES	35,722	37,948
DEFERRED INCOME TAXES	64,957	72,407

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2021: 29,317,699 shares; 2020: 29,045,309 shares	293	290
Additional paid-in capital	338,263	342,354
Retained earnings	676,179	595,932
Treasury stock, at cost, 2021: 3,783,227 shares; 2020: 3,656,938 shares	(119,273)	(111,173)
Accumulated other comprehensive income	2,672	1,190
TOTAL STOCKHOLDERS’ EQUITY	898,134	828,593
	$1,841,473	$1,779,008

Note:  The balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2021	2020

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$84,342	$17,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,709	56,140
Amortization of intangibles	1,927	1,959
Pension settlement expense	—	89
Share-based compensation expense	5,678	5,071
Provision for losses on accounts receivable	(334)	999
Change in deferred income taxes	(7,612)	(5,170)
Gain on sale of property and equipment and lease termination	(8,408)	(3,581)
Gain on sale of subsidiaries	(6,923)	—
Changes in operating assets and liabilities:
Receivables	(37,745)	9,626
Prepaid expenses	1,419	1,444
Other assets	25	4,358
Income taxes	12,275	8,413
Operating right-of-use assets and lease liabilities, net	761	(230)
Accounts payable, accrued expenses, and other liabilities	41,786	(14,833)
NET CASH PROVIDED BY OPERATING ACTIVITIES	145,900	82,067

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(25,395)	(16,209)
Proceeds from sale of property and equipment	10,864	7,670
Proceeds from sale of subsidiaries	9,013	—
Purchases of short-term investments	(43,690)	(97,493)
Proceeds from sale of short-term investments	49,165	46,725
Capitalization of internally developed software	(9,477)	(6,495)
NET CASH USED IN INVESTING ACTIVITIES	(9,520)	(65,802)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	180,000
Borrowings under accounts receivable securitization program	—	45,000
Payments on long-term debt	(54,643)	(29,185)
Net change in book overdrafts	(922)	615
Deferred financing costs	(189)	—
Payment of common stock dividends	(4,095)	(4,082)
Purchases of treasury stock	(8,100)	(3,162)
Payments for tax withheld on share-based compensation	(9,766)	(1,070)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(77,715)	188,116

NET INCREASE IN CASH AND CASH EQUIVALENTS	58,665	204,381
Cash and cash equivalents at beginning of period	303,954	201,909
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$362,619	$406,290

NONCASH INVESTING ACTIVITIES
Equipment financed	$8,138	$13,566
Accruals for equipment received	$5,984	$857
Lease liabilities arising from obtaining right-of-use assets	$6,051	$23,727

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2021		2020		2021		2020

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$652,832		$460,070		$1,209,124		$975,783

ArcBest	270,748		151,467		523,084		316,242
FleetNet	59,547		46,440		118,710		98,879
Total Asset-Light	330,295		197,907		641,794		415,121

Other and eliminations	(34,154)		(30,607)		(72,732)		(62,135)
Total consolidated revenues	$948,973		$627,370		$1,778,186		$1,328,769

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$302,370	46.3%	$248,995	54.1%	$588,064	48.6%	$532,833	54.6%
Fuel, supplies, and expenses	64,689	9.9	45,675	9.9	125,530	10.4	106,900	11.0
Operating taxes and licenses	12,303	1.9	11,629	2.5	24,551	2.0	24,423	2.5
Insurance	9,454	1.4	8,247	1.8	18,393	1.5	16,071	1.6
Communications and utilities	4,663	0.7	4,342	1.0	9,633	0.8	9,053	0.9
Depreciation and amortization	23,308	3.6	23,327	5.1	46,792	3.9	46,597	4.8
Rents and purchased transportation	95,082	14.6	46,152	10.0	170,670	14.1	101,922	10.4
Shared services	69,372	10.6	45,605	9.9	125,238	10.4	94,490	9.7
Gain on sale of property and equipment(1)	71	—	(1,175)	(0.2)	(8,624)	(0.7)	(3,339)	(0.3)
Innovative technology costs(2)	7,532	1.2	4,789	1.0	14,400	1.2	9,322	1.0
Other	77	—	1,448	0.3	511	—	3,235	0.3
Total Asset-Based	588,921	90.2%	439,034	95.4%	1,115,158	92.2%	941,507	96.5%

ArcBest
Purchased transportation	226,603	83.7%	125,090	82.6%	437,598	83.6%	262,272	82.9%
Supplies and expenses	2,476	0.9	1,989	1.3	5,044	1.0	4,269	1.3
Depreciation and amortization(3)	2,366	0.9	2,449	1.6	4,752	0.9	4,919	1.6
Shared services	29,078	10.7	18,840	12.4	55,150	10.5	40,567	12.8
Gain on sale of subsidiaries(4)	(6,923)	(2.6)	—	—	(6,923)	(1.3)	—	—
Other	2,021	0.8	1,796	1.2	4,071	0.8	4,321	1.4
	255,621	94.4%	150,164	99.1%	499,692	95.5%	316,348	100.0%
FleetNet	58,409	98.1%	45,658	98.3%	116,549	98.2%	97,057	98.2%
Total Asset-Light	314,030		195,822		616,241		413,405

Other and eliminations(5)	(28,277)		(27,911)		(59,703)		(54,387)
Total consolidated operating expenses	$874,674	92.2%	$606,945	96.7%	$1,671,696	94.0%	$1,300,525	97.9%

OPERATING INCOME (LOSS)
Asset-Based	$63,911		$21,036		$93,966		$34,276

ArcBest	15,127		1,303		23,392		(106)
FleetNet	1,138		782		2,161		1,822
Total Asset-Light	16,265		2,085		25,553		1,716

Other and eliminations(5)	(5,877)		(2,696)		(13,029)		(7,748)
Total consolidated operating income	$74,299		$20,425		$106,490		$28,244

1)	The six months ended June 30, 2021 includes an $8.6 million gain on the sale of an unutilized service center property.
2)	Represents costs associated with the freight handling pilot test program at ABF Freight.
3)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
4)	Gain recognized for the three and six months ended June 30, 2021 relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021.
5)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$74,299	$20,425	$106,490	$28,244
Innovative technology costs, pre-tax(1)	7,432	4,699	14,342	9,299
Gain on sale of subsidiaries, pre-tax(2)	(6,923)	—	(6,923)	—
Non-GAAP amounts	$74,808	$25,124	$113,909	$37,543

Net Income
Amounts on GAAP basis	$60,981	$15,880	$84,342	$17,782
Innovative technology costs, after-tax (includes related financing costs)(1)	5,642	3,637	10,903	7,207
Gain on sale of subsidiaries, after-tax(2)	(5,437)	—	(5,437)	—
Nonunion pension expense, including settlement expense, after-tax(3)	—	—	—	66
Life insurance proceeds and changes in cash surrender value	(1,248)	(2,560)	(2,514)	1,245
Tax expense (benefit) from vested RSUs(4)	(6,796)	659	(6,931)	679
Non-GAAP amounts	$53,142	$17,616	$80,363	$26,979

Diluted Earnings Per Share
Amounts on GAAP basis	$2.27	$0.61	$3.13	$0.68
Innovative technology costs, after-tax (includes related financing costs)(1)	0.21	0.14	0.40	0.27
Gain on sale of subsidiaries, after-tax(2)	(0.20)	—	(0.20)	—
Nonunion pension expense, including settlement expense, after-tax(3)	—	—	—	—
Life insurance proceeds and changes in cash surrender value	(0.05)	(0.10)	(0.09)	0.05
Tax expense (benefit) from vested RSUs(4)	(0.25)	0.03	(0.26)	0.03
Non-GAAP amounts(5)	$1.97	$0.67	$2.98	$1.03

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Gain recognized for the three and six months ended June 30, 2021 relates to the sale of the labor services portion of ArcBest segment’s moving business in May 2021.
3)	For the six months ended June 30, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan.
4)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three and six months ended June 30, 2021 and 2020.
5)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2021		2020		2021		2020

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$63,911	90.2%	$21,036	95.4%	$93,966	92.2%	$34,276	96.5%
Innovative technology costs, pre-tax(1)	7,532	(1.2)	4,789	(1.0)	14,400	(1.2)	9,322	(1.0)
Non-GAAP amounts	$71,443	89.0%	$25,825	94.4%	$108,366	91.0%	$43,598	95.5%

Asset-Light

ArcBest Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$15,127	94.4%	$1,303	99.1%	$23,392	95.5%	$(106)	100.0%
Gain on sale of subsidiaries, pre-tax(2)	(6,923)	2.6	—	—	(6,923)	1.3	—	—
Non-GAAP amounts	$8,204	97.0%	$1,303	99.1%	$16,469	96.8%	$(106)	100.0%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,138	98.1%	$782	98.3%	$2,161	98.2%	$1,822	98.2%

Total Asset-Light
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$16,265	95.1%	$2,085	98.9%	$25,553	96.0%	$1,716	99.6%
Gain on sale of subsidiaries, pre-tax(2)	(6,923)	2.1	—	—	(6,923)	1.1	—	—
Non-GAAP amounts	$9,342	97.2%	$2,085	98.9%	$18,630	97.1%	$1,716	99.6%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(5,877)		$(2,696)		$(13,029)		$(7,748)
Innovative technology costs, pre-tax(1)	(100)		(90)		(58)		(23)
Non-GAAP amounts	$(5,977)		$(2,786)		$(13,087)		$(7,771)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Gain recognized for the three and six months ended June 30, 2021 relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$74,299	$(841)	$73,458	$12,477	$60,981	17.0%
Innovative technology costs(1)	7,432	166	7,598	1,956	5,642	25.7
Gain on sale of subsidiaries(2)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Life insurance proceeds and changes in cash surrender value	—	(1,248)	(1,248)	—	(1,248)	—
Tax benefit from vested RSUs(3)	—	—	—	6,796	(6,796)	—
Non-GAAP amounts	$74,808	$(1,923)	$72,885	$19,743	$53,142	27.1%

	Six Months Ended June 30, 2021
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$106,490	$(1,685)	$104,805	$20,463	$84,342	19.5%
Innovative technology costs(1)	14,342	340	14,682	3,779	10,903	25.7
Gain on sale of subsidiaries(2)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Life insurance proceeds and changes in cash surrender value	—	(2,514)	(2,514)	—	(2,514)	—
Tax expense from vested RSUs(3)	—	—	—	6,931	(6,931)	—
Non-GAAP amounts	$113,909	$(3,859)	$110,050	$29,687	$80,363	27.0%

	Three Months Ended June 30, 2020
		Other	Income
	Operating	Income	Before Income	Income	Net
	Income	(Costs)	Taxes	Tax Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$20,425	$309	$20,734	$4,854	$15,880	23.4%
Innovative technology costs(1)	4,699	199	4,898	1,261	3,637	25.7
Life insurance proceeds and changes in cash surrender value	—	(2,560)	(2,560)	—	(2,560)	—
Tax expense from vested RSUs(3)	—	—	—	(659)	659	—
Non-GAAP amounts	$25,124	$(2,052)	$23,072	$5,456	$17,616	23.6%

	Six Months Ended June 30, 2020
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$28,244	$(5,125)	$23,119	$5,337	$17,782	23.1%
Innovative technology costs(1)	9,299	406	9,705	2,498	7,207	25.7
Nonunion pension expense, including settlement (4)	—	89	89	23	66	25.8
Life insurance proceeds and changes in cash surrender value	—	1,245	1,245	—	1,245	—
Tax expense from vested RSUs(3)	—	—	—	(679)	679	—
Non-GAAP amounts	$37,543	$(3,385)	$34,158	$7,179	$26,979	21.0%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Gain recognized for the three and six months ended June 30, 2021 relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021.
3)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three and six months ended June 30, 2021 and 2020.
4)	For the six months ended June 30, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan.
5)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$60,981	$15,880	$84,342	$17,782
Interest and other related financing costs	2,274	3,378	4,702	6,325
Income tax provision	12,477	4,854	20,463	5,337
Depreciation and amortization	30,282	29,086	60,636	58,099
Amortization of share-based compensation	3,324	2,890	5,678	5,071
Amortization of net actuarial gains of benefit plans and pension settlement expense(1)	(134)	(148)	(269)	(204)
Consolidated Adjusted EBITDA	$109,204	$55,940	$175,552	$92,410

1)	The six months ended June 30, 2020 includes pre-tax pension settlement expense of $0.1 million related to the Company’s supplemental benefit plan.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income (Loss)	$15,127	$1,303	$23,392	$(106)
Depreciation and amortization(2)	2,366	2,449	4,752	4,919
Adjusted EBITDA	$17,493	$3,752	$28,144	$4,813

FleetNet
Operating Income	$1,138	$782	$2,161	$1,822
Depreciation and amortization(2)	413	402	828	793
Adjusted EBITDA	$1,551	$1,184	$2,989	$2,615

Total Asset-Light
Operating Income	$16,265	$2,085	$25,553	$1,716
Depreciation and amortization(2)	2,779	2,851	5,580	5,712
Adjusted EBITDA	$19,044	$4,936	$31,133	$7,428

2)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2021	2020	% Change	2021	2020	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	63.5		126.5	127.5

Billed Revenue(1) / CWT	$38.87	$33.69	15.4%	$37.54	$33.41	12.4%

Billed Revenue(1) / Shipment	$528.33	$423.39	24.8%	$495.76	$425.73	16.4%

Shipments	1,251,791	1,103,106	13.5%	2,467,207	2,306,522	7.0%

Shipments / Day	19,713	17,372	13.5%	19,504	18,090	7.8%

Tonnage (Tons)	850,817	693,192	22.7%	1,629,232	1,469,660	10.9%

Tons / Day	13,399	10,916	22.7%	12,879	11,527	11.7%

Pounds / Shipment	1,359	1,257	8.1%	1,321	1,274	3.7%

Average Length of Haul (Miles)	1,107	1,084	2.1%	1,099	1,062	3.5%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
	(Unaudited)
ArcBest(2)

Revenue / Shipment	32.9%	29.5%

Shipments / Day	39.0%	30.4%

2)	Statistical data related to managed transportation solutions transactions are not included in the presentation of operating statistics for the ArcBest segment.

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